EXHIBIT 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (“Subscription Agreement”) made as of this _____ day of August, 2022, by and between Odyssey Semiconductor Technologies, Inc., a Delaware Corporation (the “Company”), and ______________ (the “Subscriber”). Company and Subscriber may be collectively referred to for purposes of this Subscription Agreement as the “Parties”.

RECITALS

WHEREAS, the Company intends to offer (the “Offering”) for sale up to $3,750,000 (the “Offering Amount”) of its 10% secured convertible promissory Bridge Notes (each, a “Note”). The Bridge Notes are substantially in the form attached hereto as Exhibit A and are being offered in reliance upon the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”), the terms and conditions hereinafter set forth.

WHEREAS, the Subscriber desires to acquire certain principal amount of Bridge Notes.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

AGREEMENT

1.          Subscription Procedure

1.1        Subscription for the Bridge Notes. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company the principal amount of Bridge Notes substantially in the form attached hereto as Exhibit A, as is set forth upon the signature page hereof. The Bridge Notes shall bear interest at a rate of ten percent (10%) per annum, on a non-compounding basis, and are due and payable on the earlier of (i) the date upon which the Bridge Notes are converted into equity securities as set forth herein, or (ii) or twelve months from the closing of this Offering (the “Maturity Date”). All interest due shall be paid in shares of the Company’s common stock, which shall be valued at a price equal to the average of the last 20 trading days’ closing price of the Company’s common stock, commencing on the date immediately preceding the date of conversion for purposes of the interest computation. The Bridge Notes will be offered and sold by the Company solely to “accredited investors” (as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended).

1.2        Subscription Period. The subscription period will begin as of the date of the Offering Memorandum and will terminate at 5:00 PM Eastern Standard Time on August 15, 2022, unless extended at the option of the Company in its sole discretion for a period of thirty (30) business days (the “Termination Date”). The Bridge Notes will be offered on a “best efforts $3,750,000 maximum” basis. The minimum investment per subscription of the Offering is $25,000, subject to the Company’s right to accept a lesser amount.

1.3        Automatic Conversion of the Bridge Notes. The outstanding principal balance of the Bridge Notes and all accrued interest shall automatically convert into common stock of the Company (the “Note Shares”) upon the closing of a public offering by the Company of its common stock with aggregate gross proceeds of at least $5 million (the “Financing Event”). The “Conversion Price” of the Bridge Notes will be at a price per share equal to 85% of the price per share paid by the purchasers of securities in such Financing Event.

1.4        Voluntary Conversion of Bridge Notes into Common Shares. The Subscriber may elect at any time prior to the Maturity Date to convert the outstanding accrued amount on the Bridge Notes issued hereunder into the number of shares of the Company’s common stock at a price equal to the average of the last 20 trading days’ closing price of the Company’s common stock, commencing on the date immediately preceding the date of conversion (the “Elective Conversion”). Upon an Elective Conversion, the Bridge Notes shall be treated by the Company as surrendered for cancellation and exchanged into shares of common stock and will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by the Notes so terminated and contributed to the capital of the Company.

1.5        Registration Rights. The Company shall at the closing of this Offering enter into a registration rights agreement with the Subscriber substantially in the form of the attached Exhibit C to this Subscription Agreement.

1.6        Rejection of Orders. The Subscriber understands and agrees that the Company may in its sole discretion, reject any subscription, in whole or in part. The Company may, in its sole discretion, terminate or withdraw the Offering in its entirety at any time prior to a closing in relation thereto. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted. The Company shall not be required to allocate among investors on a pro rata basis in the event of an over-subscription.

2.        Representations and Covenants of Subscriber

The Subscriber represents and warrants to the Company that:

2.1        The Subscriber recognizes that the purchase of the Notes involves a high degree of risk in that (i) the Company may need additional capital to operate its business but has no assurance of additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Notes; (iii) an investor may not be able to liquidate his, her or its investment in the Notes; (iv) transferability of the Notes is extremely limited; (v) an investor could sustain the loss of his, her or its entire investment; and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business and operations, and the industries, markets and geographic regions in which the Company competes, as well as risks associated with the Offering, all as more fully set forth herein and in the Risk Factors annexed hereto as Exhibit B, the terms of which have been reviewed and accepted by the Subscriber.

2.2         The Subscriber represents that he, she or it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by his, her or its Investor Questionnaire, and that he, she or it is able to bear the economic risk of an investment in the Notes. The Subscriber has adequate means of providing for such Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Notes for an indefinite period of time. The Subscriber must complete the applicable Investor Questionnaire, a form of which is attached hereto as Appendix I, to enable the Company to assess the Subscriber’s eligibility for the Offering.

2.3         The Subscriber represents that all information which the Subscriber has provided to the Company concerning the Subscriber or the Subscriber’s investor status, financial position, knowledge and experience in financial and business matters, or, in the case of a corporation, trust, partnership, limited liability company, or other entity, the knowledge and experience in financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is correct and complete as of the date of this Agreement, and if there should be any adverse change in such information prior to this subscription being accepted, the Subscriber will immediately provide the Company with such information.

2.4         The Subscriber acknowledges that he, she or it has such knowledge and prior investment experience, including without limitation, investment in private, non-listed and non-registered securities and development-stage companies with limited operating histories, or he, she or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him, her or it and to all other prospective investors in the Offering and to evaluate the merits and risks of such an investment on his, her or its behalf, and that he, she or it recognizes the highly speculative nature of this investment.

2.5         The Subscriber acknowledges receipt and careful review of the risk factors annexed hereto as Exhibit B, and the attachments (Exhibits A, B and C) hereto (collectively, the “Offering Documents”) and hereby represents that he, she or it has been furnished or given access by the Company during the course of the Offering with or to all information regarding the Company and its financial conditions and results of operations which he, she or it had requested or desired to know; that all documents which could be reasonably provided have been made available for his, her or its inspection and review; that he, she or it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he, she or it had requested. The Subscriber further represents and acknowledges that the Subscriber has not seen or received any advertisement or general solicitation with respect to the sale of any of the securities of the Company, including, without limitation, the Bridge Notes.

2.6         The Subscriber acknowledges that the Offering of the Bridge Notes may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he, she or it must retain his, her or its own professional advisors to evaluate the tax and other consequences of an investment in the Bridge Notes.

2.7         The Subscriber acknowledges that the Offering of the Bridge Notes has not been reviewed or approved by the United States Securities and Exchange Commission (“SEC”) because the Offering is intended to be a nonpublic offering pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The Subscriber represents that the Bridge Notes are being purchased for his, her or its own account, for investment and not for distribution or resale to others. The Subscriber agrees that he, she or it will not sell or otherwise transfer any of the Bridge Notes or common stock issuable upon conversion of the Bridge Notes unless they are registered under the Securities Act or unless an exemption from such registration is available and, upon the Company’s request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

2.8         The Subscriber understands that the Bridge Notes have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his, her or its investment intention. The Subscriber realizes that, in the view of the SEC, a purchase now with the intention to distribute would represent a purchase with an intention inconsistent with his, her or its representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available. The Subscriber understands that there is no assurance that the Company will effect a Financing Event or any public listing of its securities.

2.9         The Subscriber understands that Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a one (1) year holding period prior to the resale of securities acquired in a non-public offering, such as the Offering, without having to satisfy the registration requirements under the Securities Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Subscriber consents that the Company may, if it desires, permit the transfer of the Bridge Notes out of his, her or its name only when his, her or its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act, any applicable state “blue sky” laws or any applicable securities laws of any other country, province or jurisdiction (collectively, “Securities Laws”). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him/her/it contained herein or in the Investor Questionnaire or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

2.10       The Subscriber acknowledges and consents to the placement of one or more legends on any certificate or other document evidencing his, her or its Bridge Notes or shares of common stock issuable upon conversion of the Bridge Notes, stating that they have not been registered under the Securities Act, substantially in the form as set forth below and setting forth or referring to the restrictions on the transferability and sale thereof:

THESE SECURITIES REPRESENTED HEREBY OR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

2.11       The Subscriber understands that the Company will review this Subscription Agreement and the Investor Questionnaire and agrees that the Company reserves the unrestricted right to reject or limit any subscription and to close the Offering pursuant to the terms of the Offering Documents.

2.12       The Subscriber hereby represents that the address of Subscriber furnished by him, her or it at the signature page of this Subscription Agreement and in the Investor Questionnaire is the Subscriber’s principal residence if the Subscriber is an individual or its principal business address if the Subscriber is a corporation or other entity.

2.13       The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, the Subscriber must give such firm the notice required by the FINRA Conduct Rules, or any applicable successor rules of the FINRA, receipt of which must be acknowledged by such firm on the signature page hereof. The Subscriber shall also notify the Company if the Subscriber or any affiliate of Subscriber is a registered broker-dealer with the SEC, in which case the Subscriber represents that the Subscriber is purchasing the Bridge Notes in the ordinary course of business and, at the time of purchase of the Bridge Notes, has no agreements or understandings, directly or indirectly, with any person to distribute the Bridge Notes or any portion thereof.

2.14       The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by either the Company or its agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

2.15       The Subscriber agrees that he, she or it will purchase the Bridge Notes in the Offering only if his, her or its intent at such time is to make such purchase for investment purposes and not with a view toward resale.

2.16       If the Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Bridge Notes; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the Subscriber.

2.17       If the Subscriber is not a United States person, such Subscriber hereby represents that he, she or it has satisfied himself/herself/itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Bridge Notes or any use of this Subscription Agreement, including (i) the legal requirements within his/her/its jurisdiction for the purchase of the Bridge Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Bridge Notes. Such Subscriber’s subscription and payment for, and his, her or its continued beneficial ownership of the Bridge Notes, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.18       The Subscriber acknowledges that (i) the Offering Documents contain material, non-public information concerning the Company, and (ii) the Subscriber is obtaining such material, non-public information solely for the purpose of considering whether to purchase the Bridge Notes pursuant to a private placement that is exempt from registration under the Act. The Subscriber agrees to keep such information confidential and not to disclose it to any other person or entity except the Subscriber’s legal counsel, advisors and other representatives who have agreed (i) to keep such information confidential, (ii) to use such information only for the purpose set forth above, and (iii) to comply with applicable securities laws with respect to such information.

2.19       The Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Subscriber, or the Subscriber’s breach of, or failure to comply with, any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to the Company or its respective officers, directors, employees or affiliates or each other person, if any, who controls any of the foregoing in connection with this transaction.

2.20       The Subscriber understands and acknowledges that (i) the Bridge Notes are being offered and sold to Subscriber without registration under the Securities Act in a private placement that is exempt pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder; and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations made by the Subscriber, and such Subscriber hereby consents to such reliance.

2.21       The Subscriber understands and acknowledges that he, she or it will at all times be in compliance with any and all state and federal securities and other laws, statutes and regulations regarding his, her or its ownership and/or any sale, transfer or hypothecation of the Bridge Notes including but not limited to those rules and regulations promulgated by the SEC, FINRA and any exchange on which the Company’s securities are listed, if applicable, and those of federal and state governments and other agencies such as improper short selling of the Company’s securities and failure to properly file all documents required by the SEC or otherwise, to the extent such rules and regulations are applicable to the Company’s common stock and/or the Bridge Notes.

2.22       The Subscriber understands and agrees that an investment in the Bridge Notes involves special risks, and the undersigned understands those risks (including without limitation the risks set forth in the Offering Documents), and the Subscriber is expressly assuming such risks. The Subscriber acknowledges and is aware that the Bridge Notes are speculative investments which involve a high degree of risk of loss by Subscriber of his, her or its entire investment in the Company. The Subscriber agrees and acknowledges that it is the Subscriber’s sole responsibility to conduct a “due diligence” investigation of the Company and the financial prospects of the Company. The Subscriber has not relied on the Company for due diligence or suitability or investment recommendations.

2.23       The Subscriber agrees to “lock-up” and not sell any Note Shares for a minimum of 3 months from the date of issuance of such Note Shares.

2.24       The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.

(a) The Subscriber represents that the amounts invested by him, her or it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(b) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Subscriber understands that Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(c) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

3.           Representations and Covenants by the Company

The Company represents and warrants to the Subscriber that:

3.1         Organization and Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Subscription Agreement and the Offering Documents being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby.

3.2         Authorization. The Offering Documents have been duly and validly authorized by the Company. This Subscription Agreement, assuming due execution and delivery by the Subscriber, when the Subscription Agreement is executed and delivered by the Company, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3.3         Non-Contravention. The execution and delivery of the Offering Documents by the Company and the issuance of the Bridge Notes as contemplated by the Offering Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company or its subsidiaries, (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of its respective properties or assets that would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Documents, or (iii) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or its subsidiaries to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or its subsidiaries to make use thereof.

3.4         Absence of Certain Proceedings. The Company is not aware of any action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or threatened against or affecting the Company or any of its subsidiaries, in any such case wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Offering Documents.

3.5         No Equity Lines or Derivative Securities. Odyssey will not enter into equity lines of credit or issue instruments convertible into Common Stock on a floating price basis while the Bridge Notes are outstanding.

3.6         Seniority of Bridge Notes. The Bridge Notes will be senior to all other unsubordinated indebtedness. The Company will not create new indebtedness that ranks senior to, or pari passu with, the Bridge Notes, without the written consent of holders of a majority of the outstanding Bridge Notes. The Company shall take such steps as may be necessary to ensure that the Bridge Notes will be secured by a first priority security interest on all of the assets of Odyssey.

3.7         Net Proceeds from Bridge Notes. The net proceeds of the Bridge Notes will be used by the Company for working capital, funding operations and the acquisition of certain equipment or leasehold improvements in the ordinary course of business.

3.8         Change of Control. In the event that the Company enters into a Corporate Transaction (as defined in the Bridge Note), then in lieu of conversion, the Company shall redeem the Bridge Notes at a price equal to 200% of the principal amount due on the Bridge Notes irrespective of any transaction expenses, liabilities or taxes (other than any capital gains taxes that may be due from Subscriber for gains on the purchase of the Bridge Notes) and as a priority or preference to any payments to any other shareholders of Odyssey, as part of the closing consideration of such acquisition transaction.

3.9         No Placement Agent. The Company is placing the Bridge Notes through its officers and directors and has not engaged any placement agent to assist with the offer and sale of the Bridge Notes. No officer or director will receive any compensation for offers and sales of the Bridge Notes. The Company reserves the right to engage FINRA member broker/dealers to assist in this Offering, and may pay them a commission for any such sales.

4.            Miscellaneous

Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at Mark Davidson, Chief Executive Officer, Odyssey Semiconductor Technologies, Inc., 9 Brown Road, Ithaca, NY 14850, Telephone: (607) 351-9768, and to the Subscriber at his, her or its address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

4.1         This Subscription Agreement may be amended through a written instrument signed by both the Subscriber and the Company; provided, however, that the terms of this Subscription Agreement may be amended without the consent or approval of the Subscriber so long as such amendment applies in the same fashion to the subscription agreements of all of the other subscribers for the Bridge Notes in the Offering and at least holders of a majority of the Bridge Notes sold in the Offering have given their approval of such amendment, which approval shall be binding on all holders of the Bridge Notes.

4.2         This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.3         This Subscription Agreement shall be construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The parties hereunder agree that any dispute arising out of or relating to an investment pursuant to this Subscription Agreement or concerning this Subscription Agreement, including but not limited to disputes as to arbitrability and all disputes with the Company, or any employee, agent, representative, officer, director or attorney of the Company, shall be resolved through final, binding, non-appealable arbitration, before a single, neutral arbitrator, at JAMS, in New York County, New York in accordance with the rules and regulations of the American Arbitration Association. Venue of all arbitration shall be JAMS Dispute Resolution Center, New York County, New York. The Parties agree that each side will pay fifty percent (50%) of the cost of any arbitration proceedings. Judgment on any arbitration award may be entered in any court having jurisdiction. Any arbitration award shall be in United States Dollars and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. The Parties agree to limit their respective testimony at any arbitration hearing to three hours per side. SUBSCRIBER HEREBY WAIVES ANY RIGHT TO SEEK ANY TYPE OF DAMAGES OTHER THAN COMPENSATORY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES. SUBSCRIBER HEREBY FURTHER WAIVES THE RIGHT TO A TRIAL BY JURY, THE RIGHT TO BRING A CLASS ACTION SUIT, AND OTHER POTENTIAL REMEDIES THAT OTHERWISE MAY BE AFFORDED BY LAW. THIS IS A CLASS ACTION WAIVER THAT APPLIES TO ALL DISPUTES ARISING OUT OF THIS INVESTMENT, INCLUDING BUT NOT LIMITED TO ANY DISPUTES WITH THE COMPANY AND ALL OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, OR ATTORNEYS.

4.4         This Subscription Agreement may be executed in counterparts. It shall not be binding upon the Company unless and until it is accepted by the Company. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Bridge Notes as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers. This Subscription Agreement may be executed and delivered by facsimile or by email with scanned copy.

4.5         The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

4.6         It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.7         The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

4.8         The Company agrees not to disclose the names, addresses or any other information about the Subscriber, except as required by law.

4.9         The obligation of the Subscriber hereunder is several and not joint with the obligations of any other subscribers for the purchase of Bridge Notes in the Offering (the “Other Subscribers”), and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscribers of the Offering. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by the Subscriber pursuant hereto, shall be deemed to constitute the Subscriber and the Other Subscribers of the Offering as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers of the Offering are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. The Subscriber shall be entitled to protect and enforce the Subscriber’s rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other subscriber(s) of the Offering to be joined as an additional party in any proceeding for such purpose. The Subscriber is not acting as part of a “group” (as that term is used in Section 13(d) of the Exchange Act) in negotiating and entering into this Subscription Agreement or purchasing, disposing of or voting any of the Note Shares. The Company hereby confirms that it understands and agrees that the Subscriber is not acting as part of any such group.

4.10       The language used in this Subscription Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.11       Most Favored Nation. While the Bridge Note or any principal amount or interest due thereunder remain outstanding and unpaid, the Company shall not enter into any private offering of its securities (including securities convertible into shares of common stock) with any individual or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable in any material respect to such Other Investor than the rights and benefits established in favor of the Subscriber unless, in any such case, the Subscriber has been provided with the option to have the terms and conditions of the Bridge Note amended and modified in an economically and legally equivalent manner such that the Subscriber shall receive the benefit of the more favorable terms and/or conditions (as the case may be) offered to the Other Investor.

4.12       Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization (including but not limited to a forward or reverse split), reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Subscriber shall thereafter have the right to purchase and receive on conversion (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon conversion of this Note) cash or, if acceptable to Subscriber, such shares of registered stock in a public company registered on a national exchange (NYSE or Nasdaq), as shall be equivalent in value to the securities issuable to the Subscriber upon conversion immediately prior to the Organic Change.

[INVESTOR QUESTIONNAIRE AND SIGNATURE PAGE FOLLOWS]

Appendix I

Investor Questionnaire

Unless instructed otherwise, the Investor should answer each question on the Questionnaire. If the answer to a particular question is “None” or “Not Applicable,” please so state. If the Questionnaire does not provide sufficient space to answer a question, please attach a separate schedule to your executed Questionnaire that indicates which question is being answered thereon. Persons having questions concerning any of the information requested in this Questionnaire should consult with their purchaser representative or representatives, lawyer, accountant or broker.

PART I — FOR INDIVIDUALS

1. Personal Data

Name: ______________________________________________________________

Residence Address: _____________________________________________________

Business Address: ______________________________________________________

State of residence, if different: ____________

Telephone: Residence ____________ Business ____________

Age: ____________ Citizenship: ____________

Send all correspondence to: Residence ____________ Business ____________

2. Investor Status

To be qualified to invest in the Bridge Notes, the Investor must either (i) be an Accredited Investor, or (ii) have, either alone or with your purchaser representative or representatives, such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of such investment.

Please check the appropriate representation that applies to you.

Accredited Investors:

_______ I am an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because I certify that (check all appropriate descriptions that apply):

a.	___________ I have a net worth, or joint net worth with my spouse or spousal equivalent, of more than US$1,000,000. (“Net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of your primary home) over total liabilities. “Total liabilities” excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of the Shares for the purpose of investing in the Shares. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” is the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.)

b.	___________ I have had an individual income in excess of US$200,000 in each of the two most recent calendar years, or joint income with my spouse or spousal equivalent in excess of US$300,000 in each of those years, and have a reasonable expectation of reaching the same income level in the current calendar year. (“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the U.S. Internal Revenue Code of 1986, as amended.)

c.	____________ I hold in good standing one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

d.	____________ I am a director, executive officer or general partner of the Issuer, or a director, executive officer or general partner of a general partner of the Issuer. (For purposes of this item 2, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Issuer.)

PART II—PURCHASERS WHO ARE NOT INDIVIDUALS

1. General Information

Name of Entity: __________________________________

Address of Principal Office: _______________________________________________ ____________________________________________________________________ ____________________________________________________________________

Type of Organization: _______________________________

Date and State of Organization: _________________________________

2. Accredited Investor Status

To be qualified to invest in the Bridge Notes, the Investor must either (i) be an Accredited Investor, or (ii) have, and if applicable, its officers, employees, directors or equity owners have, either alone or with its purchaser representative or representatives, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment.

Please check the appropriate description which applies to you.

a.	____________ A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

b.	____________ A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

c.	____________ An investment adviser registered pursuant to Section 203 of the U.S. Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

d.	____________ An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

e.	____________ An insurance company, as defined in Section 2(a)(13) of the Securities Act.

f.	____________ An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

g.	____________ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958.

h.	____________ A Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Act.

i.	____________ A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of US$5 million.

j.	_____________ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of US$5 million, or if the employee benefit plan is a self-directed plan in which investment decisions are made solely by persons that are accredited investors.

k.	_____________ A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

l.	______________A corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of US$5 million.

m.	______________ A trust with total assets in excess of US$5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

n.	______________ An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed under the section of “For Individual Investors Only” of this Certification.

o.	______________ An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Shares and owns investments in excess of US$5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

p.	______________ A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

q.	_____________ A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the immediately preceding clause and whose prospective investment in the Issuer is directed by that family office pursuant to subclause (iii) of the immediately preceding clause.

[signature page follows]

This page constitutes the signature page for the Subscription Agreement, the Investor Questionnaire and execution of this signature page constitutes execution of each.

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement and Investor Questionnaire this _____ day of ______________, 2022.

$
Total Purchase Price

For Individuals:

Name of Prospective Investor (print or type)

(Signature)

Name of Joint Prospective Investor (print or type)
(if applicable)

(Joint Signature, if applicable)

For Entities:

Name of Prospective Investor (print or type)

By:
(Signature)

Name:
Title:

(Name and Initials of IRA custodian, if applicable)

$
Total Purchase Price Accepted

Accepted and Agreed, as of_________________________	, 2022:

Odyssey Semiconductor Technologies, Inc.

By:
Name: Mark Davidson, CEO